[Reflects all amendments through July 23, 2002]



                                        BY-LAWS

                                          OF

                                   GANNETT CO., INC.


                                        ARTICLE I.

Meetings of Stockholders


Section 1. Annual Meetings: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such hour as shall each year be fixed by the Board of Directors.

Section 2. Special Meetings: Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 3. Place of Meeting: Meetings of stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be fixed by the Board of Directors in the case of meetings called by the Board, or by the Chairman of the Board in the case of meetings called by the Chairman, and specified in the notice of said meeting.

Section 4. Notice of Meetings: Except as otherwise permitted or provided by law or these By-laws, written notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held. A written waiver of notice of any meeting of stockholders, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except where expressly required by law.

Section 5. Organization: At each meeting of the stockholders, the Chairman of the Board, or in his absence, the Vice Chairman, or in the absence of both officers, an officer selected by the Chairman of the Board, or if the Chairman of the Board has made no selection, an officer selected by the Board, shall act as chairman of the meeting and the Secretary or, in his absence, an Assistant Secretary, if one be appointed, shall act as secretary of the meeting. In case at any meeting none of the officers who have been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or secretary of the meeting, as the case may be, shall be chosen by the vote of a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote at such meeting.

Section 6.  Quorum and Conduct of Meetings.

(a) At each meeting of the stockholders, except where otherwise provided by law, the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business and a majority in amount of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

Section 7.  Voting.

(a) At each meeting of stockholders every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote for each share of stock of the Corporation registered in his name on the books of the Corporation on the record date for such meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Such proxy shall be appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting, or shall otherwise be executed and transmitted as may be permissible under applicable law; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by statute, by the Certificate of Incorporation or by these By-laws) shall be decided by the vote of a majority of the stock present in person or by proxy and entitled to vote at the meeting. At each meeting of stockholders for the election of Directors, the voting for Directors need not be by ballot unless the chairman of the meeting or the holders, present in person or by proxy, of a majority of the stock of the Corporation entitled to vote at such meeting shall so determine.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a proper court upon application by a stockholder shall determine otherwise.

(c) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(d) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots,
(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (vi) perform such other duties as may be required by law or designated by the Secretary of the Corporation. In performing their duties, the inspectors of election shall follow applicable law and the instructions of the Secretary.

Section 8. List of Stockholders: It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make available, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for said ten (10) days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at such meeting.

Section 9. Stockholder Action: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.


                                    ARTICLE II.

Board of Directors


Section 1. General Power: The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number and Terms: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by majority vote of the entire Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 3.  Qualifications of Directors:   No one shall be eligible to serve as
a member of the Board of Directors after the first annual meeting of shareholders following his or her seventieth birthday, or, in the case of anyone who has at any time served as an executive of this Corporation, after the first annual meeting of shareholders following his or her sixty-fifth birthday or the date on which he or she retires under the Corporation's retirement plan, whichever occurs first. Every person who is elected a director of this Corporation at the 1989 annual meeting of shareholders of this Corporation or thereafter shall at the time of his or her election to the Board, and at all times during his or her tenure as a director, own, directly or beneficially (beneficial ownership to be determined in accordance with the Securities Exchange Act of 1934), at least one thousand shares of the common stock of this Corporation.

Section 4. Nominations: Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 5. Notice of Stockholder Business: At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this
Section 5 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 6. Election: At each annual meeting of stockholders, Directors shall, except as otherwise required or provided by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at such meeting by the holders of stock entitled to vote in the election. Each Director shall hold office until his successor shall be elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided, or until he shall cease to qualify.

Section 7. Resignation: Any Director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Removal of Directors: Any Director may be removed from office, with cause, by the affirmative vote of the holders of record of a majority of the combined voting power of the outstanding shares of Stock entitled to vote generally in the election of directors, voting together as a single class and without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 9. Newly Created Directorships and Vacancies: Except as otherwise fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 10. First Meeting: After each annual election of Directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or which is approved by all the Directors by consent in writing or by electronic transmission.

Section 11. Regular Meetings: Regular meetings of the Board of Directors shall be held at such places and at such times as may from time to time be fixed by the Board. Notice of regular meetings need not be given.

Section 12. Special Meetings: Special meetings of the Board of Directors shall be held at any time upon the call of the Chairman of the Board or any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him by telegraph, cable, wireless or electronic transmission so addressed or shall be delivered personally or by telephone at least 24 hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not, however, be given to any Director, if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication or electronic transmission or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors of the Corporation then in office shall be present thereat. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 13. Quorum and Manner of Acting: Except as otherwise provided by statute or by these By-laws, a majority of the authorized number of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the Directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the Director or Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 14. Written or Electronic Consent: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 15. Compensation: The Board of Directors shall have the authority to fix the compensation of Directors for services in any capacity and to provide that the Corporation shall reimburse each Director for any expenses paid to him on account of his attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving proper compensation therefor.

Section 16. Executive and Other Committees: The Board of Directors may in its discretion by resolution passed by a majority of the Directors present at a meeting at which a quorum is present designate an Executive Committee and one or more other committees, each consisting of one or more of the Directors of the Corporation, and each of which, to the extent provided in the resolution and the laws of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority as to the following matters:

(1) The amendment of the Certificate of Incorporation of the Corporation (except as provided under the Delaware General Corporation Law);

(2) The amendment of the By-laws of the Corporation;

(3) Approval or recommending to stockholders any action which must be submitted to stockholders for approval under the Delaware General Corporation Law.

Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members voting on any item of business, if a quorum votes, shall be the act of such committee. Any action required, or permitted to be taken at any meeting of a committee of the Board of Directors, may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 17.  Indemnification.

(a) Each person (including, here and hereinafter, the heirs, executors, administrators, or estate of such person) (1) who is or was a Director or officer of the Corporation, (2) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity, or (3) who is or was serving at the request of the Corporation as its representative in the position of a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended against any fine, liability, cost or expense asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, officer, agent, employee, or representative. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Corporation would have the power to indemnify him against such liability under the General Corporation Law of the State of Delaware.

(b) The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any matter covered by paragraph (a) of this
Section 17 in advance of its final disposition (hereinafter an "advance payment of expenses"). If the Delaware General Corporation Law requires, however, an advance payment of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses. Such expenses incurred by other employees, agents, or representatives, or by directors or officers who become the subject of a lawsuit by reason of actions other than in their capacity as a director or officer, may be so paid upon such terms and conditions as the Board of Directors deems appropriate.

(c) If a request for indemnification is not paid in full within sixty days, or if a request for advance payment of expenses is not paid in full within twenty days, after receipt by the Corporation of the written request, the indemnitee may at any time thereafter, prior to such payment, bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in such suit, the indemnitee shall be entitled also to recover from the Corporation the expenses reasonably incurred in prosecuting the claim. Neither the failure of the Board of Directors, legal counsel, or the stockholders of the Corporation to make a determination that the indemnitee is entitled to indemnification, nor a determination by any of them that the indemnitee is not entitled to indemnification, for whatever reason, shall create a presumption in such a suit that the indemnitee has not met the applicable standard of conduct, nor shall it be a defense to such suit. In any such suit the burden of establishing that the indemnitee is not entitled to indemnification or an advance payment of expenses shall be on the Corporation.

(d) The rights to indemnification and advance payment of expenses hereunder shall be in addition to any other right which any director, officer, employee, agent, or representative may have under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or directors, or otherwise.

Section 18. Emergency Provisions. Notwithstanding any other provision in the Corporation's restated certificate of incorporation or Bylaws, this emergency Bylaw provision shall be operative (i) during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or (ii) during any nuclear or atomic disaster, or (iii) during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, or (iv) during any other condition that may be provided under relevant provisions of Delaware Law (each condition described in clauses (i) through (iv) being referred to below as an "Emergency"). Pursuant to this Section 18, during any Emergency:

(a) A meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances.

(b) Unless otherwise provided by the Board during an Emergency, notice of any meeting of the Board of Directors during such an Emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication, television, radio or any other means.

(c) The officers or other persons designated on a list approved by the board of directors before the Emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the Emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the board of directors, be deemed directors for such meeting.

(d) The Board of Directors, either before or during any such Emergency, may provide, and from time to time modify, lines of succession in the event that during such Emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(e) The Board of Directors, either before or during any such Emergency, may, effective in the Emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

(f) No officer, director or employee acting in accordance with this Section, with any other emergency bylaw provision, or pursuant to DGCL Section 110 or any successor section, shall be liable except for willful misconduct.

(g) To the extent not inconsistent with this Section 18, the Bylaws of the Corporation shall remain in effect during any Emergency and upon its termination these emergency provisions shall cease to be operative.

(h) Nothing contained in this Section 18 shall be deemed exclusive of any other provisions for emergency powers consistent with this section that have been or may be adopted by the Board of Directors.

                                      ARTICLE III.

Officers

Section 1. Officers Enumerated: The Board of Directors, as soon as may be practicable after the annual election of Directors, shall elect a Chairman, President and Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Treasurer, and a Controller and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

Section 2. Term of Office: Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

Section 3. Powers and Duties: The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

Without limitation of the foregoing:

(a) Chairman, President and Chief Executive Officer: The Chairman, President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board and of the Executive Committee of the Board and at all meetings of stockholders. He shall be a director of the Corporation, and he shall be an ex officio member of all committees of the Board, except the Executive Compensation and the Audit Committees.

(b) Vice Presidents: The Board of Directors shall determine the powers and duties of the respective Vice Presidents and may, in its discretion, fix such order of seniority among the respective Vice Presidents as it may deem advisable.

(c) Secretary: The Secretary shall issue notices of all meetings of the stockholders and Directors where notices of such meetings are required by law or these By-laws and shall keep the minutes of such meetings. He shall sign such instruments and attest such documents as require his signature of attestation and affix the corporate seal thereto where appropriate.

(d) Treasurer: The Treasurer shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his signature. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

(e) Controller: The Controller shall be in charge of the accounts of the Corporation and he shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

(f) General Counsel: The General Counsel shall have general control of all matters of legal import concerning the Corporation.

Section 4. Temporary Absence: In case of the temporary absence or disability of any officer of the Corporation, except as otherwise provided in these By-laws, the Chairman of the Board, the President, the Vice Chairman, any Vice President, the Secretary or the Treasurer may perform any of the duties of any such other officer as the Board of Directors or Executive Committee may prescribe.

Section 5. Resignations: Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal: Any officer may be removed, either with or without cause, at any time by action of the Board of Directors.

Section 7. Vacancies: A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors.

Section 8. Compensation: The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

Section 9. Contracts, Checks, etc.: All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

Section 10. Proxies in Respect of Securities of Other Corporations: Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any one of them, may exercise or appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots, consents, proxies, powers of attorney or other written instruments as they or either of them may deem necessary in order that the Corporation may exercise such powers and rights. Any stock or other securities in any other corporation which may from time to time be owned by or stand in the name of the Corporation may, without further action, be endorsed for sale or transfer or sold or transferred by the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman, or a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation or any proxy appointed in writing by any of them.


                                ARTICLE IV.

Shares and Their Transfer

Section 1. Certificates of Stock: Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the Corporation owned by him signed by, or in the name of, the Corporation by the Chairman of the Board, or the President and Chief Executive Officer, the Vice Chairman, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

Section 2. Transfers: Certificates shall be registered for transfer on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

Section 3. Lost, Destroyed or Mutilated Certificates: The Corporation may issue a new certificate of stock of the same tenor and same number of shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed; provided, however, the Board of Directors or the Executive Committee or the Secretary of the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the Executive Committee, sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Record Date: The Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day upon which the meeting is held, and (b) the date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Books and Records: The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE V.

Seal

The Board of Directors shall provide a corporate seal, which shall be in the
form of a circle and shall bear the name of the   Corporation, the year in
which the Corporation was incorporated (1971) and the words "Corporate Seal
- Delaware" and such other words or figures as the Board of Directors may approve and adopt.


                                   ARTICLE VI.

Amendments

Except as otherwise provided by these By-laws, the Certificate of Incorporation, or by operation of law, the By-laws of the Corporation may be made, altered or repealed by vote of the stockholders at any annual or special meeting of stockholders called for that purpose or by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.